EXHIBIT 99.1

For more information contact: Shannon Mutschler Media Contact Mutschler.Shannon@corp.sysco.com T 281-584-4059	Rachel Lee Investor Contact lee.rachel@corp.sysco.com T 281-436-7815

SYSCO NAMES AARON E. ALT CHIEF FINANCIAL OFFICER

Joel Grade Assumes Role of Executive Vice President, Business Development

HOUSTON, Nov. 17, 2020 - Sysco Corporation (NYSE: SYY), the leading global foodservice distribution company, named Aaron E. Alt executive vice president and chief financial officer, effective Dec. 7, 2020. Joel Grade, currently executive vice president and chief financial officer, will assume a newly created role of executive vice president, business development. In this capacity, Joel will be responsible for accelerating both organic and inorganic sales growth through new business development, including strengthening future M&A capabilities. Joel’s extensive experience in operations and finance make him uniquely qualified for this role as Sysco looks to accelerate its business transformation.

Alt most recently served as chief financial officer and senior vice president of Sally Beauty Holdings, an international specialty retailer and wholesale distributor of professional beauty supplies, and president of Sally Beauty Supply, a 3,000-store retailer of professional beauty supplies in the United States and Canada. He is a proven finance leader with over 20 years of experience and a track record of delivering transformative change and profitable growth.

“I’m pleased to welcome Aaron to our executive leadership team,” said Kevin Hourican, Sysco’s president and chief executive officer. “He brings with him experience overseeing customer-centric businesses, a dynamic and flexible leadership approach as well as a proven ability to drive value creation at large organizations. The addition of Aaron to our executive leadership team will further Sysco’s ability to serve our customers and drive accelerated, profitable growth. I’m also confident that with his depth of expertise in our industry and his strong financial and operations experience, Joel will be instrumental in accelerating our growth and market leadership position in his new role.”

Alt said, “I’m excited to join Sysco and help drive long-term, profitable growth for the Company. Sysco has a strong balance sheet, ample liquidity and a compelling strategy to profitably grow the business through its strategic transformation. I look forward to working with the Sysco team to execute on the Company’s growth objectives.”

Alt’s experience also includes executive leadership roles in finance, operations and grocery transformation at Target Corporation. Prior to joining Target, he held senior-level finance and operations positions with Sara Lee Corporation, including chief financial officer of its North American retail and foodservice businesses. Before that, he was a partner at law firm Kirkland & Ellis in London, with a focus on mergers and acquisitions.

Alt holds an M.B.A. from the J.L. Kellogg School of Management at Northwestern University, a J.D. from Harvard Law School and a B.A. in History and Political Science from Northwestern University.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 57,000 associates, the company operates 326 distribution facilities worldwide and serves more than 625,000 customer locations. For fiscal 2020 that ended June 27, 2020, the company generated sales of more than $52 billion. Information about our CSR program, including Sysco’s 2020 Corporate Social Responsibility Report, can be found at www.sysco.com/csr2020report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

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